UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington D.C. 20549


                             FORM 8-K

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


  Date of report (Date of earliest event reported): May 18, 2005
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              LIFESMART NUTRITION TECHNOLOGIES, INC.
             ----------------------------------------
      (Exact name of registrant as specified in its charter)


        Utah                     0-22497                  87-0430780
      -------------------------------------------------------------------
     (State of                  (Commission              (I.R.S. Employer
     Incorporation)             File Number)             Identification No.)


                    8 East Broadway, Suite 502
                   Salt Lake City, Utah  84111
                   ---------------------------
             (Address of principal executive offices)

                          (801) 596-3222
                          --------------
       (Registrant's telephone number, including area code)


   ------------------------------------------------------------
  (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 )


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Item 3.02  Unregistered Sales of Equity Securities
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On May 6, 2005 Mike VanDyke and Raymond J. Woolston, two of the three directors of LifeSmart Nutrition Technologies, Inc. ("LifeSmart"), approved the issuance of Twelve Million (12,000,000) shares of LifeSmart common stock to Raymond J. Woolston and Eight Million (8,000,000) shares of LifeSmart common stock to Mike VanDyke at the purchase price of $0.004 per share, which is 80% of the bid price of LifeSmart common stock on that date. A 20% discount to the $0.005 per share bid price was applied since the shares will be restricted, and are not freely tradable.

A Special Meeting of the LifeSmart Board of Directors was held on May 18, 2005 for the purpose of ratifying the May 6, 2005 stock issuance approvals. The LifeSmart Board of Directors ratified and approved the two stock issuances described above on May 18, 2005. The shares are being issued in consideration of past services rendered by Raymond J. Woolston and Mike Van Dyke to LifeSmart and/or its wholly owned subsidiary, LifeSmart Nutrition, Inc. The shares have been paid for through the elimination of a portion of the $48,000 of the salary accrual owed by the Company to Raymond J. Woolston and $32,000 of the salary accrual owed by the Company to Mike VanDyke. No underwriters participated in the transaction, and accordingly there were no underwriter discounts or commissions paid.

The shares were issued in reliance upon section 4(2) of the Securities Act of 1933 as transactions not involving any public offering. These transactions involved the sale of securities to two purchasers (both of whom are directors of LifeSmart) who acquired the securities with investment intent and not with the view towards further sale or distribution of the securities. The securities were appropriately restricted with a legend indicating that the shares cannot be transferred in the absence of registration unless transferred in reliance upon an applicable exemption from registration.

Item 5.01 Changes in Control of Registrant.
------------------------------------------

Effective May 18, 2005, a change in control of the Company occurred through the issuance of 12,000,000 shares of the Company's common stock, representing approximately 30.6% of all issued and outstanding shares of the Company's common stock, to Raymond J. Woolston, 8 East Broadway, Suite 502, Salt Lake City, Utah 84111, and 8,000,000 shares of the Company's common stock, representing approximately 20.4% of all issued and outstanding shares of LifeSmart common stock, to Mike VanDyke. The shares were issued in consideration of $48,000 of services rendered to the Company and/or


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its wholly owned subsidiary, LifeSmart Nutrition, Inc. by Raymond J. Woolston and $32,000 of services rendered to the Company and/or its wholly owned subsidiary, LifeSmart Nutrition, Inc., by Mike VanDyke.

Both Raymond J. Woolston and Mike VanDyke are directors of LifeSmart. Mike VanDyke also serves as President, Secretary and Treasurer of LifeSmart.

The following table sets forth certain information with respect to the beneficial ownership of the Company's common stock as of the date of this report, held by each of Mike VanDyke and Raymond J. Woolston:



                               Amount and nature of    Percent of
Controlling Shareholders       beneficial ownership    class
------------------------       --------------------    ----------

Mike Van Dyke                     8,059,500            20.5%
Raymond J. Woolston(1)           12,700,000(1)         31.85%


(1) The shares beneficially owned by Raymond J. Woolston include options to purchase up to 700,000 shares exercisable at $0.71 per share.


There are no present arrangements or understandings among Mr. VanDyke and Mr. Woolston with respect to the election of directors or other matters. There are no present arrangements which may result in a new change in control of LifeSmart of which LifeSmart's officers and directors are aware.


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                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    LIFESMART NUTRITION TECHNOLOGIES, INC.
                                    (Registrant)



Date: May 23, 2005                  By: /s/ Mike VanDyke
                                        -------------------------
                                        Mike VanDyke
                                        President






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